                                                  RETENTION AWARD
                                                   Harold B. Ray

                                                   Amended Terms

Amount
$600,000 present value, equally divided between deferred cash and EIX stock units, effective January 2, 2003, and
$250,000 present value, equally divided between deferred cash and EIX stock units, effective December 31, 2003.

Vesting
The deferred cash and EIX stock units will vest 100% on the first day of the month in which HBR attains age 65
(mid-2005).  The award is forfeited if HBR voluntarily terminates his employment earlier.

Deferred Cash
Deferred cash will be credited under the Executive Deferred Compensation Plan (EDCP) on January 2, 2003, in the
amount of $300,000, and on December 31, 2003, in the amount of $125,000.  Once vested, the retention award will be subject to the terms of the EDCP, but it is not subject to the double death benefit provided in Article 8 of the EDCP.

Stock Units
The January 2, 2003 award of $300,000 will be converted to EIX stock units based on the average of the closing prices of EIX common stock for the last 60 calendar days of 2002.  The December 31, 2003 award of $125,000 will be converted to EIX stock units based on the average of the closing prices of EIX common stock for the last 60 calendar days of 2003.  The EIX stock units will be credited to an unfunded bookkeeping account.  The EIX stock units will be paid in cash on the first day of the month in which HBR attains age 65 at a value equal to the average of the closing prices of EIX common stock for the 60 calendar days prior to that date.  At least six months prior to the scheduled payment date, HBR may elect to defer payment under the terms of the EDCP.

Involuntary Severance, Death or Disability
In the event HBR's employment is terminated due to involuntary severance, death or disability, a pro rata portion of the retention award cash and EIX stock units will vest and be paid based on the number of full months worked prior to such termination divided by the total number of months in the respective vesting periods for the
January 2, 2003 and the December 31, 2003 awards.  The EIX stock units so vested will be paid at a value equal to the average of the closing prices of EIX common stock for the 60 calendar days prior to the date employment ends.